UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 1, 2006

Impac Mortgage Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-14100	33-0675505
(Commission File Number)	(IRS Employer Identification No.)

1401 Dove Street, Newport Beach, California	92660
(Address of Principal Executive Offices)	(Zip Code)

(949) 475-3600

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Amendment to Employment Agreements of William S. Ashmore and Richard J. Johnson

Effective May 1, 2006, Impac Mortgage Holdings, Inc. (“IMH” or the “Company”) appointed  Richard J. Johnson as Executive Vice President, Chief Operating Officer of the Company, previously, until such appointment, the Company’s Executive Vice President, Chief Financial Officer.   In conjunction with the appointment of Mr. Johnson as  the Chief Operating Officer, Mr. Ashmore surrendered his title and responsibilities as Chief Operating Officer, but remains as President and a Director of the Company.   Other than the change of positions and duties, which are effective as of May 1, 2006, the terms and conditions of each of Mr. Johnson’s and Mr. Ashmore’s existing employment agreements, including salary and incentive compensation, continue to be the same.

Employment Agreement with Gretchen D. Verdugo as Chief Financial Officer

Effective May 1, 2006, the Company also appointed Gretchen D. Verdugo, as Executive Vice President, Chief Financial Officer of the Company.  Ms. Verdugo has surrendered her title as Chief Accounting Officer as part of her appointment to her new position and Mr. Johnson has surrendered his title and responsibilities as Executive Vice President, Chief Financial Officer. Pursuant to the terms of her employment agreement as Executive Vice President, Chief Financial Officer, which are effective as of May 1, 2006 and with Impac Funding Corporation (“IFC”), Ms. Verdugo has been appointed for a term of three years, unless terminated earlier, with a base salary of $450,000 per year and she is eligible to receive an annual incentive bonus of up to 75% of her base salary.  The incentive bonus, which is based upon mutually agreed upon goals/objectives that relate to the Company’s strategic goals and business objectives, is to be paid within 30 days of each calendar year. The amount of the annual bonus will be based on the percentage completion of the goals or objectives, with no bonus paid if less than 50% of the goals or objectives are completed. Ms. Verdugo is also eligible to receive a car allowance of $6,000, paid vacation and education reimbursement of up to $67,000 in addition to an annual grant of $300,000 in restricted stock, which stock receives dividend payments during the three-year vesting period, under the Company’s stock plan.  Ms. Verdugo is prohibited, without prior approval of the Board of Directors, from receiving compensation, directly or indirectly from any companies with whom IFC or any of its affiliates has any financial, business or affiliated relationship.

If Ms. Verdugo’s employment is terminated for any reason, other than without cause or good reason, Ms. Verdugo will receive her base salary, bonus incentive compensation and accrued vacation benefits prorated through the termination date.  If Ms. Verdugo is terminated without cause or resigns with good reason , she will receive 18 months of her base salary and the average of the prior 18 months’ incentive compensation along with health benefits, to be paid out proportionally over an 18 month period and her outstanding options and other stock awards will continue to vest for 18 months.  Termination with cause includes conviction of a crime of dishonesty or a felony with certain penalties, substantial failure to perform duties after notice, willful misconduct or gross negligence, or material breach of the employment agreement. Good reason includes material changes to employee’s duties, relocation of the Company’s business by more than 65 miles without employee’s consent, the Company’s material breach of the employment agreement or, in the event of a change of control, the acquiring company fails to assume the agreement.  Ms. Verdugo has agreed not to compete with the Company or any of its affiliates during the 18 months that severance payments are made, provided that the agreement not to compete will be waived if Ms. Verdugo foregoes the severance compensation.    Because IMH will receive direct and indirect benefits from the performance of Ms. Verdugo under the employment agreement, IMH entered into a guaranty also effective as of May 1, 2006, in favor of Ms. Verdugo. Under the terms of the guaranty, IMH promises to pay any and all obligations owed to Ms. Verdugo in the event of default by IFC.  The employment agreement will not be terminated by merger, an acquisition by another entity, or by transferring of all or substantially all of IFC’s assets. In the event of any such change of control, the surviving entity or transferee, will be bound by the employment agreement.

Employment Agreement with William D. Endresen

Effective May 1, 2006, Impac Commercial Capital Corporation (“ICCC”), the Company’s commercial operations, and William D. Endresen, President of ICCC entered into an employment agreement.   The employment agreement terminates on December 31, 2008, unless terminated earlier.  Pursuant to the terms of the employment agreement, Mr. Endresen receives a base salary of $250,000 per year, which is subject to annual cost of living adjustment based on the consumer price index.  Mr. Endresen is also eligible to receive a bonus incentive compensation of up to $800,000 paid quarterly to be allocated as follows:

•                                          up to $250,000 is based upon ICCC’s portfolio credit quality, which is mutually agreed upon in conjunction with ICCC’s business plan;

•                                          up to $250,000 is based upon mutually agreed upon quarterly individual management objectives that relate to ICCC’s strategic goals and business plan; and

•                                          up to $300,000 is based upon mutually agreed upon quarterly production goals for ICCC.

Furthermore, Mr. Endresen is eligible to receive additional annual bonus incentive compensation of up to $100,000 that is based upon mutually agreed annual production incentive for ICCC.  The amounts paid under each category of the bonus incentive compensation is determined by the percentage completion on a quarterly or annual basis, as applicable, of each respective goal or objective, with no amounts paid for the first two categories if less than 50% of such goal or objective is completed no amounts paid for the third category if less than 75% is completed, and no annual bonus is paid if less than 100% of the annual production incenctive is completed .  Mr. Endresen is also eligible to receive a car allowance of $6,000, paid vacation and to participate in health and other benefit plans.  Mr. Endresen is prohibited, without prior approval of the Board of Directors, from receiving compensation, directly or indirectly from any companies with whom ICCC or any of its affiliates has any financial, business or affiliated relationship.

If Mr. Endresen’s employment is terminated for any reason, other than without cause or good reason, Mr. Endresen will receive his base salary, bonus incentive compensation and accrued vacation benefits prorated through the termination date.  If Mr. Endresen is terminated without cause or resigns with good reason , he will receive 18 months of his base salary and 18 months’ incentive compensation based on the average incentive compensation received during the 18 months prior to termination, along with health benefits, to be paid out proportionally over an 18 month period.  Termination with cause includes conviction of a crime of dishonesty or a felony with certain penalties, substantial failure to perform duties after notice, willful misconduct or gross negligence, or material breach of the employment agreement. Good reason includes material changes to employee’s duties, relocation of the Company’s business by more than 65 miles without employee’s consent, the Company’s material breach of the employment agreement or, in the event of a change of control, the acquiring company fails to assume the agreement.  Mr. Endresen has agreed not to compete with ICCC during the 18 months that severance payments are made, provided that the agreement not to compete will be waived if Mr. Endresen foregoes the severance compensation.   Because IMH will receive direct and indirect benefits from the performance of Mr. Endresen under the employment agreement, IMH entered into a guaranty also effective as of May 1, 2006, in favor of Mr. Endresen. Under the terms of the guaranty, IMH promises to pay any and all obligations owed to Mr. Endresen in the event of default by ICCC.  The employment agreement will not be terminated by merger, an acquisition by another entity, or by transferring of all or substantially all of ICCC’s assets. In the event of any such change of control, the surviving entity or transferee, will be bound by the employment agreement.

Item 1.02  Termination of Material Definitive Agreement

Effective May 1, 2006, in connection with her appointment as Executive Vice President, Chief Financial Officer and the effectiveness of the terms of the new position, the employment agreement dated February 1, 2005, as amended,  between Gretchen Verdugo and Impac Funding Corporation was terminated.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective May 1, 2006, the Company appointed Richard J. Johnson as Executive Vice President, Chief Operating Officer of the Company.   In conjunction with the appointment of Mr. Johnson as  the Chief Operating Officer, Mr. Ashmore surrendered his title and responsibilities as Chief Operating Officer, but remains as President and a Director of the Company.   Effective May 1, 2006, the Company also appointed Gretchen D. Verdugo as Executive Vice President, Chief Financial Officer of the Company.  Ms. Verdugo has surrendered her title as Chief Accounting Officer as part of her appointment to her new position and Mr. Johnson has surrendered his title and responsibilities as Executive Vice President, Chief Financial Officer.  Other than the change of positions and duties, the terms and conditions of each of Mr. Johnson’s and Mr. Ashmore’s existing employment agreements, including salary and incentive compensation, continue to be the same.  The terms of Ms. Verdugo’s employment as Chief Financial Officer are described above in Item 1.01 and are incorporated herein by reference.

Richard J. Johnson, 43, previously served as the Executive Vice President, Chief Financial Officer of IMH, the mortgage operations, the warehouse lending operations and the commercial operations. He has held these positions at all three entities since their formation, with the exception of the position of Executive Vice President of IMH, which he attained in January 1998, until May 2006.  In February of 1996 he was appointed as a director of the warehouse lending operations.  From February 1997 to May 1999, he was the Executive Vice President and Chief Financial Officer of Impac Commercial Holdings, Inc. and Impac Commercial Capital Corporation.  From September 1992 to March 1995, he was Senior Vice President and Chief Financial Officer of Imperial Credit Industries, inc. (“ICII”).  From November 1989 to September 1992, he was Vice President and Controller of ICII. There have been no transactions between Mr. Johnson and the Company or any of its subsidiaries that is required to be reported pursuant to Item 404(a) of Regulation S-K. There are no family relationships between Mr. Johnson and any of the directors or executive officers of IMH.

Gretchen D. Verdugo, 41, until her appointment as Executive Vice President, Chief Financial Officer on May 1, 2006, previously served as Executive Vice President, Chief Accounting Officer of the Company, the mortgage operations and the warehouse lending operations since February 1, 2005, and also at the commercial operations.  Ms. Verdugo served as the Executive Vice President of the warehouse lending operations from November 2000 until February 1, 2005. From August 1997 to November 2000, Ms. Verdugo served as the Senior Vice President and Chief Accounting Officer of the mortgage operations.    During her tenure with the Company, Ms. Verdugo has served on the Company’s Executive, Asset/Liability and Human Resources Committees.  From November 1996 to August 1997, Ms. Verdugo was a Senior Manager at KPMG LLP.  Ms. Verdugo is a Certified Public Accountant and her qualifications include 20 years of financial, management and mortgage industry experience.  Ms. Verdugo received her bachelor’s degree in Business Administration with an emphasis in Accountancy from the California State University at Long Beach. There have been no transactions between Ms. Verdugo and the Company or any of its subsidiaries that is required to be reported pursuant to Item 404(a) of Regulation S-K. There are no family relationships between Ms. Verdugo and any of the directors or executive officers of IMH.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPAC MORTGAGE HOLDINGS, INC.

Date: May 2, 2006
	By:	/s/ Ronald M. Morrison
	Name:	Ronald M. Morrison
	Title:	General Counsel and Executive Vice President